# SunOpta Inc.
# Annual & Special Meeting of Shareholders
# To be held on May 14, 2007

## Report on Proxies
## For Attendance

We confirm that there are **49,356,278** shares of SunOpta Inc. represented by 93 proxies for the Annual & Special Meeting to be held on May 14, 2007. This represents **78%** of the 62,963,363 issued and outstanding shares.

**Broadridge Investor Communication Solutions**

**DATED** this 14th day of May, 2007

Jeri Trotter

Evelyn Ligias

# SunOpta Inc.
# Annual & Special Meeting of Shareholders
# To be held on May 14, 2007

## Report on Proxies

**Stock Option Plan**

Approving amendment to the Company's 2002 Stock Option Plan.

| | Total Votes |
|---|---|
| **FOR** | 18,500,350 |
| **AGAINST** | 15,253,271 |
| **ABSTAIN** | 278,010 |
| **TOTAL VOTES CAST** | **34,031,631** |
| **Percentage In Favour** | **54%** |

**Broadridge Investor Communication Solutions**

**DATED** this 14th day of May, 2007

Jeri Trotter

Evelyn Ligias

# SunOpta Inc.
# Annual & Special Meeting of Shareholders
# To be held on May 14, 2007

## Report on Proxies

**Appointment of Auditors:**

Appointment of PricewaterhouseCoopers as Auditors of the Company for 2007 and to authorize the Directors to fix their remuneration.

| | Total Votes |
|---|---|
| **FOR** | 47,962,325 |
| **AGAINST** | 1,050,465 |
| **ABSTAIN** | 343,486 |
| **TOTAL VOTES CAST** | **49,356,276** |
| **Percentage In Favour** | **97%** |

**Broadridge Investor Communication Solutions**

**DATED** this 14th day of May, 2007

Jeni Trotter

Evelyn Ligias

# SunOpta Inc.
# Annual & Special Meeting of Shareholders
# To be held on May 14, 2007

## Report on Proxies

**Election of Directors**

| Name of Director | For | Withhold | Percentage in Favour |
|---|---|---|---|
| Steve Bromley | 47,755,317 | 1,600,961 | 96.76% |
| Stephen Bronfman | 31,941,408 | 17,414,870 | 64.72% |
| Robert Fetherstonhaugh | 48,504,067 | 852,211 | 98.27% |
| Katrina Houde | 48,601,712 | 754,566 | 98.47% |
| Cyril Ing | 33,237,556 | 16,118,722 | 67.34% |
| Jeremy Kendall | 47,522,587 | 1,833,691 | 96.28% |
| James Rifenbergh | 48,182,730 | 1,173,548 | 97.62% |
| Joseph Riz | 47,740,544 | 1,615,734 | 96.73% |
| Allan Routh | 47,483,876 | 1,872,402 | 96.21% |
| Steven Townsend | 48,550,735 | 805,543 | 98.37% |

**Broadridge Investor Communication Solutions**

**DATED** this 14th day of May, 2007

Jeri Trotter

Evelyn Ligias